Exhibit 5.1

January 25, 2013

Lakes Entertainment, Inc.
130 Cheshire Lane
Minnetonka, MN 55305

Gentlemen:

We have acted as counsel to Lakes Entertainment, Inc., a Minnesota corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3, dated the date hereof (the “Registration Statement”), as amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and/or sale from time to time of an aggregate offering of $50,000,000 of (i) shares of common stock, par value $0.01 per share, of the Company (the “Shares”), (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Shares”), (iii) debt securities of the Company (the “Debt Securities”), (iv) warrants to purchase Shares or Preferred Shares (the “Warrants”) and (v) units comprised of any of the foregoing (the “Units” and, together the with Shares, the Preferred Shares, the Debt Securities and the Warrants, the “Securities”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Articles of Incorporation, as amended, of the Company; (ii) the bylaws of the Company; (iii) the Registration Statement; (iv) the prospectus contained within the Registration Statement; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company. We have also examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that (i) the Registration Statement and any amendments or supplements thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto and (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.
When an issuance of the Shares has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, such Shares will be validly issued, fully paid and nonassessable.

2.
When a series of Preferred Shares has been duly established in accordance with the terms of the Company’s Articles of Incorporation, as amended, and authorized by all necessary corporate action of the Company, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, such Preferred Shares will be validly issued, fully paid and nonassessable.

3.
When the Debt Securities have been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the terms of the Debt Securities to be issued have been duly established in accordance with the indenture filed as an exhibit to the Registration Statement (the “Indenture”) and authorized by all necessary corporation action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with such Indenture and in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, such Debt Securities will be a legally valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

4.
When the issuance of Warrants has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with such Warrant agreement or Warrant agreements relating to such Warrants (the “Warrant Agreements”), and the Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Warrant Agreements and in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action (assuming the securities issuable upon exercise of the Warrants have been duly authorized and reserved for issuance by all necessary corporate action), the Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

5.
When the issuance of Units (and the securities to be included in the Units) has been duly authorized by all necessary corporate action of the Company and duly executed and delivered, and when the specific terms of a particular issuance of Units have been duly established in accordance with such Unit agreement or Unit agreements relating to such Units (the “Unit Agreements”), and the Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the Unit Agreements and in the manner contemplated by the Registration Statement and/or the prospectus contained in the Registration Statement and related prospectus supplement(s) and by such corporate action, the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any Debt Security, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) provisions purporting to make a guarantor primarily liable rather than as a surety, (o) provisions purporting to waive modifications of any guaranteed obligation to the extent such modification constitutes a novation, (p) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, (q) any provision to the extent it requires that a claim with respect to the Debt Securities (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extend applicable law otherwise provides, and (r) the severability, if invalid, of provisions to the foregoing effect.

The opinions expressed in this letter are limited to the laws of the State of Minnesota and the State of New York, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

Very truly yours,

GRAY PLANT MOOTY MOOTY & BENNETT, P.A.

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